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                     SECURITY AGREEMENT - SECURITIES PLEDGE

            This Security Agreement - Securities Pledge (this "Agreement") dated as of March 29, 2001, is entered into between DEAN BLECHMAN and ROSS BLECHMAN (collectively or individually, "Debtor") and THE CIT GROUP/ BUSINESS CREDIT, INC. ("Agent"), with reference to the following:

                                    RECITALS

            A. TWIN LABORATORIES INC., a Utah corporation ("TLI"), ADVANCED RESEARCH PRESS, INC., a New York corporation ("ARP"), CHANGES INTERNATIONAL, INC., a Florida corporation ("CII"), PR NUTRITION, INC., a California corporation ("PR Nutrition"), HEALTH FACTORS INTERNATIONAL, INC., a Delaware corporation ("HFI") and BRONSON LABORATORIES, INC., a Delaware corporation ("Bronson", and individually a "Company" and collectively with TLI, ARP, CII, PR Nutrition and HFI, the "Companies"), the lenders signatory thereto (the "Lenders"), and Agent, as the agent for the Lenders, have entered into that certain Financing Agreement, dated as of even date herewith (the "Loan Agreement");

            B. In order to induce Lenders to make the financial accommodations provided to the Companies pursuant to the Loan Agreement, Debtor has delivered a Guaranty, of even date herewith, in favor of Agent, for the benefit of Lenders (the "Guaranty") and desires to pledge, grant, transfer, and assign to Agent a security interest in the Collateral (as hereafter defined) to secure Debtor's obligations under the Guaranty, as provided herein.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations and warranties hereinafter set forth and for other good and valuable consideration, the parties hereto mutually agree as follows:

            1. Definitions and Construction:

               (a) Definitions.

            "Account" means the securities account of Debtor at maintained at Salomon Smith Barney Inc., as more fully described on Schedule 1 hereto.

            "Agent" shall have the meaning assigned in the recitals hereto.

            "Blechmans Agreement Regarding Letters of Credit" means that certain letter agreement, dated March 29, 2001, between Agent and Brian Blechman, Dean Blechman, Neil Blechman, Ross Blechman, and Steve Blechman, respecting one or more standby letters of credit in the aggregate amount of $15,000,000 to be issued in favor of Agent, as beneficiary.

            "Control Agreement" means the Salomon Smith Barney Control Agreement entered into on or about the date hereof among Debtor, Agent and Salomon Smith Barney Inc.

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            "Collateral" shall have the meaning assigned in Section 2 hereof.

            "Companies" shall have the meaning assigned in the recitals hereto.

            "Debtor" shall have the meaning assigned in the recitals hereto.

            "Event of Default" has the meaning set forth in Section 6 hereof.

            "Guaranty" shall have the meaning assigned in the recitals hereto.

            "Intercreditor Agreement" means the that certain Intercreditor Agreement, dated of even date herewith, between Debtor and Agent respecting Debtor's reimbursement rights against the Companies, and any collateral security therefor, in connection with the Guaranty and this Agreement.

            "Liquidation Event" has the meaning set forth in Section 3(b) hereof.

            "Loan Agreement" shall have the meaning assigned in the recitals hereto.

            "Secured Obligations" has the meaning set forth in Section 2 hereof.

            "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of California; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than California, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

            All initially capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Guaranty, or if not defined therein, in the Loan Agreement.

               (b) Construction.

               (i) Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, the part includes the whole, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and other similar terms in this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement. Section, subsection, exhibit, and schedule references are to this Agreement unless otherwise specified. All of the exhibits or schedules attached to this Agreement shall be deemed incorporated herein by reference. Any reference to any of the this Agreement or the Guaranty includes any and all alterations, amendments, extension, modifications, renewals, or supplements thereto or thereof.


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               (ii) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Agent or Debtor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by the parties and their respective counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

               (iii) In the event of any direct conflict between the express terms and provisions of this Agreement and of the Guaranty, the terms and provisions of this Agreement shall control.

         2. Pledge: As security for the prompt payment and performance of any and all of Debtor's presently existing or hereafter arising obligations and liabilities owing to Agent under the Guaranty (the "Secured Obligations"), Debtor hereby delivers, pledges, grants, transfers, and assigns to Agent a continuing security interest in all of Debtor's right, title, and interest in and to the following (collectively, the "Collateral"):

               (a) the Account, and the investment property, investment securities, instruments, interests, contract rights, cash, or other property or assets of any kind or nature (the "Securities") held in the Account;

               (b) Debtor's general intangible or other rights respecting the Account; and

               (c) the proceeds (including proceeds of proceeds) of each of the foregoing including, without limitation, any and all dividends, cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for any of the foregoing, including any insurance proceeds payable to Debtor in respect of such assets.

            3. Nature of Collateral; Collateral Maintenance; Release of
Collateral:

               (a) Debtor agrees that the Securities shall consist of the assets set forth on Schedule 2 hereto. Debtor further agrees that the aggregate market value of the Securities in the Account shall be no less than $20,000,000 on the Closing Date, and thereafter shall be no less than $16,000,000 (the "Minimum Collateral Value"). Upon the request of Agent, Debtor shall deliver or cause to be delivered to Agent a statement of the market value of the Securities held in the Account as of the close of the immediately preceding Business Day. In the event the aggregate market value of the Securities reflected in any such statement (net of any accrued and unpaid investment or management fees payable to Salomon Smith Barney Inc.) is less than the Minimum Collateral Value, then such statement shall be accompanied by evidence that additional Securities have been transferred to the Account such that the Account holds in the aggregate Securities (net of any accrued and unpaid investment or management fees) equal to or greater than the Minimum Collateral Value. In addition, Debtor shall deliver such other evidence respecting the transfer of any additional Securities to the Account as Agent may require to ensure that its security interest in such Securities has been adequately created and perfected. Market value shall be determined by the market valuation set forth in the statements respecting the Account delivered to Agent and as Agent may otherwise reasonably determine.


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               (b) Upon the delivery to Agent of one or more letters of credit in the aggregate amount of $15,000,000, naming Agent as beneficiary, issued by a bank acceptable to Agent, and otherwise in satisfaction of the terms of conditions of the Blechmans Agreement Regarding Letter of Credit, then Agent shall release its security interest in the Collateral; provided that in the event such letter of credit is not so delivered on or before April 16, 2001 (the "Liquidation Event"), Agent may exercise its rights as a secured creditor to cause the Collateral to be liquidated and converted to cash, and such proceeds of liquidation (to the extent of $15,000,000) shall be held by Agent as cash collateral to secure the Secured Obligations in such account, in the name of Agent, and at such institution all as Agent may determine, and such cash collateral shall be deemed Collateral hereunder and shall be subject to the exercise of Agent's rights and remedies hereunder upon the occurrence of an Event of Default hereunder.

            4. Voting Rights; Dividends; Other Rights:

               (a) During the term of this Agreement, Debtor shall not be entitled to exercise any voting and other consensual rights pertaining to the Collateral or any part thereof, and shall not instruct Salomon Smith Barney Inc. to make trades in the Account other than sales of Securities for cash which will be held in the Account and other than to provide additional Collateral in the event that the market value of the Collateral falls below the Minimum Collateral Value.

               (b) Any and all dividends and distributions paid with regard to the Collateral shall be retained in the Account and shall be added to and constitute a part of the Collateral.

            5. Representations:

            Debtor represents and warrants that:

               (a) there are no restrictions upon the transfer of any of the Collateral and Debtor has the right to pledge and grant a security interest in or otherwise transfer such Collateral free of any encumbrances or rights of third parties including any spouse of any Debtor;

               (b) all of the Collateral is and shall remain free from all liens, claims, encumbrances, and security interests and, except as permitted under Section 4(a), Debtor shall not sell or otherwise dispose of the Collateral;

               (c) the execution and delivery of this Agreement and the Control Agreement creates a valid, perfected, and first priority security interest in the Collateral in favor of Agent;

               (d) no authorization or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for: (i) the grant by Debtor of the security interest granted hereby or for the execution, delivery, or performance of this Agreement by Debtor; (ii) the perfection of or exercise by Agent of its rights and remedies hereunder (except as may have been taken by or at the direction of Debtor or as may be required in connection with a

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disposition of the Collateral by laws affecting the offering and sale of securities generally); or (iii) the exercise by Agent the rights and remedies provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with a of the Collateral by laws affecting the offering and sale of securities generally); and

               (e) Debtor has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers, and voting rights) and Debtor agrees that Agent shall have no responsibility or liability for informing Debtor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

            6. Event of Default: Each of the following shall be considered an Event of Default under this Agreement:

               (a) The occurrence of an "Event of Default" under and as defined in the Loan Agreement, the subsequent acceleration of the "Obligations" (as defined in the Loan Agreement), and such Obligations shall not have been paid in full for any reason within 90 days after such acceleration; or

               (b) (i) the commencement by either party constituting Debtor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; or (ii) the commencement against either such party of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law by creditors of such party, which proceeding shall not have been dismissed and vacated within sixty (60) days of commencement, or any of the actions sought in any such proceeding shall occur or the Company shall take action to authorize or effect any of the actions in any such proceeding;

               (c) Debtor's failure to observe or perform in any material respect any term, covenant condition, agreement or obligation to be observed or performed by Debtor under this Agreement, the Guaranty or the Intercreditor Agreement.

            7. Remedies Upon Default: Upon the occurrence of an Event of Default, Agent shall have the following rights with respect to the Collateral:

            Agent may sell or cause the Collateral, or any part thereof, to be sold at any public or private sale, in one or more sales or lots, at such price as Agent may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance, or right of any kind whatsoever. Any requirements of reasonable notice shall be met if such notice is mailed to Debtor, at the address hereinafter set forth, ten (10) calendar days before the time of the sale or disposition; provided that only one days' notice shall be required in the event that the Event of Default arises from Debtor's failure to maintain the Minimum Collateral Value in the Account.

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            Any sale of the Collateral on a recognized market or conducted in conformity with reasonable commercial practices of financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. No notice shall be required in the event of a sale on a recognized market. Any other requirement of notice, demand or advertisement for sale, is, to the extent permitted by law, waived by Debtor.

            Notwithstanding the above, should Agent determine that, prior to any public offering of any securities contained in the Collateral, such securities should be registered under the Securities Act of 1933 and/or registered or qualified under any other federal or state law, and that such registration and/or qualification is not practical, then Debtor agrees that it will be commercially reasonable if a private sale is arranged so as to avoid a public offering even if offers are solicited from fewer than four (4) investors, and even though the sales price established and/or obtained may be substantially less than the price which would be obtained pursuant to a public offering.

            Upon Agent's receipt of net cash proceeds from the disposition of the Collateral (after paying all fees, costs, and expenses incurred by Agent in such disposition) ("Net Proceeds") equal to the Secured Obligations, plus all costs of collection and enforcement of Agent's rights hereunder and under the Guaranty, but excluding any such costs already recovered by Agent in determining the Net Proceeds, then Agent shall have no further recourse to the Collateral and Agent shall terminate its security interest in any remaining Collateral, and any excess proceeds from the disposition of Collateral shall be promptly delivered to Debtor.

            In addition to any other rights given by law or equity, or the rights hereunder, Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the California Uniform Commercial Code (the "Code"); provided, however, that Agent shall have no recourse hereunder to Debtor personally except as provided in the Guaranty.

            8. Agent as Debtor's Attorney-in-Fact: Debtor hereby irrevocably appoints Agent as its attorney-in-fact to arrange for the transfer, at any time upon the occurrence of a Liquidation Event or an Event of Default, of the Collateral to the name of Agent or its nominee. The foregoing appointment is coupled with an interest and is irrevocable.

            9. Further Assurances: Debtor agrees that it will cooperate with Agent and shall execute and deliver, or cause to be executed and delivered, to Agent all stock powers, proxies, assignments, financing statements, instruments, and other documents, and shall take all further action, at the expense of Debtor, from time to time reasonably requested by Agent, in order to maintain a continuing, first-priority, perfected security interest in the Collateral in favor of Agent, and to enable Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral.

            10. Miscellaneous:

               (a) Except as otherwise expressly provided in this Agreement, Debtor hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of the Agent or the Debtor to exercise any right or remedy

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hereunder, whether before or after the happening of any Liquidation Event or
Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Liquidation Event or Event of Default. No single or partial exercise by the Agent of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

               (b) This Agreement, the Guaranty and the Intercreditor Agreement executed and delivered in connection therewith constitute the entire agreement among the Debtor and the Agent; supersede any prior agreements; can be changed only by a writing signed by both the Debtor and the Agent; and shall bind and benefit the Debtor and the Agent and their respective successors and assigns.

               (c) If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

               (d) EACH DEBTOR AND THE AGENT EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER. DEBTOR HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. IN NO EVENT WILL THE AGENT BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

               (e) Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing (provided that, any electronic communications from Debtor with respect to any request, transmission, document, electronic signature, electronic mail or facsimile transmission shall be deemed binding on Debtor for purposes of this Agreement, provided further that any such transmission shall not relieve Debtor from any other obligation hereunder to communicate further in writing), and shall be deemed to have been validly served, given or delivered when hand delivered or sent by facsimile, or three days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified or to such other address as any party hereto may designate for itself by like notice, to the addresses set forth below.

               (f) THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.


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               IN WITNESS WHEREOF, Debtor and Agent have caused this Agreement to be executed and delivered as of the date first hereinabove set forth.

[DEBTOR SIGNATURES TO BE NOTARIZED]

                                            ____________________________________
                                            DEAN BLECHMAN


                                            ____________________________________
                                            ROSS BLECHMAN
Address for notices:
c/o Twinlab Corporation
150 Motor Parkway
Hauppauge, NY  11778


STATE OF                   )
                           )
COUNTY OF                  )


On _________, 2001, before me, the undersigned, a notary public in and for said State, personally appeared known to me to be Mr. Dean Blechman and Mr. Ross Blechman who executed the within instrument.

WITNESS my hand and official seal.


Notary Public


                                            THE CIT GROUP/BUSINESS CREDIT, INC.


                                            By:_________________________________


                                            Title:______________________________

Address for notices:
300 S. Grand Ave., 3rd Floor
Los Angeles, CA  90071
Attn:  Regional Manager


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                                   SCHEDULE 1

                               Securities Account

Account No. 630-18251-10-049

Maintained in the name of Dean Blechman and Ross Blechman

Maintained at:
Salomon Smith Barney Inc.
325 Columbia Turnpike
Florham Park, NJ  07932




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                                   SCHEDULE 2

                               List of Securities


[TO BE PROVIDED DIRECTLY BY SALOMON SMITH BARNEY TO CIT]


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